Canadian Imperial Bank of Commerce
          Commerce Court West, 7th Floor
          Toronto, Ontario
          M5H 3T7


          Dear Sirs:

                    Re:  Registration Rights
                    -------------------------

                    Reference is made to a registration rights undertaking made by Hollinger Inc. in favour of Canadian Imperial Bank of Commerce ("CIBC") dated October 13, 1995 (the "1995 Agreement") and attached hereto as Schedule A and a registration rights undertaking dated February 29, 1996 (the "1996 Agreement") made by Hollinger Inc. and 1159670 Ontario Limited ("Ontario") in favour of CIBC, The Toronto-Dominion Bank and the Bank of Nova Scotia and attached hereto as Schedule B.

                    Each of the undersigned agree that the 1995 Agreement is hereby amended as follows:

               (i) Clause (i), (ii) and (iii) of the first full paragraph of page 2 shall be deleted and the following substituted therefor:

                    "(i) Hollinger or Ontario or the U.S. Subsidiary is in default under any present or future indebtedness or liabilities to the Bank secured by the Pledged Securities, (ii) you have or intend to effect foreclosure upon the Pledged Securities in accordance with your rights under any applicable security documents or to exercise your power of sale rights under any applicable security documents, as follows:".

               (ii) The fourth line of page 2 shall be amended by adding
                    immediately after the word "Hollinger" the following ", the U.S. Subsidiary or 1159670 Ontario Limited ("Ontario").

              (iii) The last full paragraph of the 1995 Agreement shall be deleted in its entirety.

                    Each of the undersigned agree that the 1996 Agreement is hereby amended vis-a-vis the undersigned and CIBC as follows:

               (i) The definition of "Pledged Shares" shall be amended to include 7,539,028 shares of Class A Common Stock pledged by 3184081 Canada Limited ("Canada") to CIBC pursuant to a securities pledge agreement dated on or about the date hereof, such shares having been transferred directly or indirectly, by Hollinger to Canada subject to the 1995 Pledge (as defined in the 1996 Agreement).

               (ii) All references to "Hollinger and Ontario" shall be
                    deemed to be references to "Hollinger, Ontario, Canada and the U.S. Subsidiary".

              (iii) All references to "Hollinger Inc. or its subsidiaries"
                    shall be deemed to be references to "Hollinger, Ontario, Canada and the U.S. Subsidiary or their respective subsidiaries".

               (iv) All references to the "Banks" shall be deemed to be
                    references to the "Banks (including CIBC)".

               (v) The last full paragraph of page 2 shall be amended by inserting immediately after the "," in the second line, the following: "and the U.S. Subsidiary agrees to effect".

               (vi) The registration referred to in the last full paragraph of page 2 and the last full paragraph of page 3 shall be effected no later that 90 days following the 29th day of February, 1996 provided that any amendment to such registration required to effect a registration which extends to the 7,539,028 shares of Class A Common Stock pledged by Canada as referred to above shall be effected within 60 days of the date hereof.

              (vii) The last paragraph of the 1996 Agreement shall be
                    amended by (1) adding "and the pledge by Ontario of 14,990,000 shares of Class B Common Stock to the Bank pursuant to a securities pledge agreement made by Ontario on or about the date hereof" immediately after the "," in the third line, (2) adding "as amended by this Agreement" after "1995" in the third line; and (3) by deleting the reference to Hollinger in the first line on page 5 and substituting therefore "Hollinger, Ontario and the U.S. subsidiary".


                         DATED May 24, 1996

          HOLLINGER INC.                HOLLINGER INTERNATIONAL INC.



          By:  /s/  C.G. Cowan          By:  /s/  C.G. Cowan
               ----------------------        ------------------------


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

          1159670 ONTARIO LIMITED       3184081 CANADA LIMITED


          By:  /s/  C.G. Cowan          By:  /s/  C.G. Cowan
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